STOCK APPRECIATION RIGHTS CONTRACT



     This  STOCK  APPRECIATION  RIGHTS  CONTRACT  (the  "Contract") is made
between   J.A.M.,  INC.,  a  New  York  corporation  (the  "Company")   and
______________________________ (the "Holder").

     The parties agree as follows:

     1. GRANT OF SARS. The Company hereby grants to the Holder ________________ stock appreciation rights ("SARs") in respect of the Company's common stock, par value $.01 per share. Each SAR represents the right, upon the Holder's exercise thereof, to receive the difference between the then-fair market value of a share of the Company's common stock and $.04 per share (the "Spread"). The Spread shall be paid in cash by the Company to the Holder within five days following the Company's receipt of the Holder's notice of exercise of an SAR. The Company reserves the right, however, at any time and in its sole discretion, to convert these SARs into Non-Qualified Stock Options to purchase shares of its common stock at an exercise price of $.04 per share on the same terms and conditions as are applicable to these SARs as set forth herein.

     For purposes of this Contract, the "fair market value" of a share of the Company's common stock on any given date means (i) the Closing Price quoted for the Company's common stock in trading on The Nasdaq Stock Market on the date the Holder gives notice of an exercise of an SAR; or (ii) if there are no reported sales on such date, then the mean between the closing high bid and low asked prices as reported by The Nasdaq Stock Market for such date (or, if not so reported, then as reported for that date by the system then regarded as the most reliable source of such quotations); or
(iii) if there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair market value as determined in good faith by the Company's Board of Directors.

     2. EXERCISABILITY. These SARs may be exercised at any time and from time to time, in whole or in part, subject to the following conditions:

     No portion of these SARs shall be exercisable for two years following the grant date hereof. Thereafter, 25% of these SARs shall become exercisable on the second anniversary date hereof, and an additional 25% of these SARs shall become exercisable on each of the third, fourth and fifth anniversaries of the date hereof.

     3. TERM. This Contract shall terminate on the expiration of ten years from the date hereof.

     4. NONTRANSFERABILITY.. This Contract is not transferable by the Holder other than by Will or the laws of descent and distribution and is exercisable, during his/her lifetime, only by the Holder.

     5. BINDING EFFECT. This Contract shall be binding upon and inure to the benefit of any successor or assignee of the Company and any executor, administrator, legal representative, legatee or distributee entitled by law to exercise the Holder's rights hereunder.

     6. NOTICES. Notices hereunder shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized U.S. overnight courier service, fee prepaid and return receipt or other confirmation of delivery requested, or
(iv) when telecopied or sent by facsimile transmission. Any such notice shall be delivered to a party at its address set forth by its signature below, or at such other address as may be designated by one party in a notice given to the other from time to time in accordance with the terms of this paragraph.

     7. GOVERNING LAW. This Contract and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York pertaining to contracts made and to be wholly performed within such state, without taking into account conflict of laws principles.

     IN WITNESS WHEREOF, the Company has caused this Contract to be executed on its behalf by its duly authorized officer, and the Holder has hereunto set his/her hand, on the date shown below.

                                   J.A.M., INC.


                                   By:_____________________________
                                       John A. Marszalek, President

Address: 530 Willowbrook Office Park
          Fairport, NY 14450


Dated: December 14, 1995      Holder:

                                   ________________________________

Address: ____________________________
          ____________________________

G:\UKIJK\JAM\GENSEC\SARGRANT.CNT

NOTE: DIRECTORS PETER SPINA AND DAVID DELLA PENTA HAVE EACH RECEIVED SAR GRANTS WITH RESPECT TO 100,000 SARS, AND A TOTAL OF 165,000 SARS HAVE BEEN GRANTED TO THREE OTHER PERSONS.